                       AMENDMENT TO PARTICIPATION AGREEMENT

     Reference is made to the Fund Participation Agreement (the "Participation Agreement") dated as of June 5, 1998, between HOTCHKIS AND WILEY VARIABLE TRUST, a Massachusetts business trust (the "Trust"), and ML LIFE INSURANCE COMPANY OF NEW YORK, a life insurance company organized under the laws of the state of New York (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A. This amendment to the Participation Agreement is made as of July 22, 1999.

     WHEREAS, segregated accounts of the Company participating in the Trust are set forth on Schedule A attached to the Participation Agreement; and

     WHEREAS, the Trust and the Company now desire to amend Schedule A to offer shares of the Trust to additional segregated accounts of the Company.

     NOW THEREFORE, in consideration of the mutual benefits and promises contained herein, the Trust and the Company hereby amend and restate Schedule A to the Participation Agreement, and all references in the Participation Agreement to the segregated accounts of the Company shall be deemed to refer to the segregated accounts of the Company set forth on Schedule A as attached hereto.

     Capitalized terms used herein without definition and defined in the Participation Agreement shall have the same meaning herein as therein.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to Participation Agreement as of July 22, 1999.


                                     ML LIFE INSURANCE COMPANY OF NEW YORK

                                     By: /s/ Barry G. Skolnick
                                         ---------------------------------

                                     Name:   Barry G. Skolnick
                                          --------------------------------

                                     Title: Senior V.P. & General Counsel
                                           -------------------------------


                                     HOTCHKIS AND WILEY VARIABLE TRUST

                                     /s/ Nancy D. Celick
                                     -------------------------------------
                                     Nancy D. Celick
                                     President

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                               SCHEDULE A

     Segregated Accounts of ML Life Insurance Company of New York
    Participating in Portfolios of Hotchkis and Wiley Variable Trust


   Name of Separate Account                                 Date Established
   ------------------------                                 ----------------

ML of New York Variable Annuity Separate Account A          August 14, 1991

ML of New York Variable Life Separate Account               November 19, 1990

ML of New York Variable Life Separate Account II            December 4, 1991